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                                                                    EXHIBIT 4.13

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT, dated as of February 11, 2004 (this "First Amendment"), to the Existing Credit Agreement referred to below is among MANOR CARE, INC., a Delaware corporation (the "Borrower"), and the Lenders parties hereto.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, each lender from time to time parties thereto (collectively, the "Lenders"), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, as Syndication Agent, The Bank of New York and Suntrust Bank, as Documentation Agents, UBS AG, Cayman Islands Branch and Merrill Lynch Bank USA, as Senior Managing Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, are parties to the Credit Agreement, dated as of April 21, 2003 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement");

         WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as more specifically set forth herein; and

         WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as more specifically set forth herein (the Existing Credit Agreement, as amended by this First Amendment, being referred to as the "Credit Agreement");

         NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

                                     PART I

                                   DEFINITIONS

         SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this First Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Borrower" is defined in the preamble.

         "Credit Agreement" is defined in the third recital.

         "Existing Credit Agreement" is defined in the first recital.

         "First Amendment" is defined in the preamble.

         "First Amendment Effective Date" is defined in Part III.

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         SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this First Amendment with such meanings.

                                    PART II
                                   AMENDMENTS

         Effective on the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.

         SUBPART 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended as set forth in Subparts 2.1.1 and 2.1.2.

         SUBPART 2.1.1. Section 1.01 of the Existing Credit Agreement is amended by inserting the following definition in such Section in the appropriate alphabetical order:

                  "First Amendment" means the First Amendment, dated as of February 11, 2004, to this Agreement, among the Borrower and the Lenders parties thereto.

                  "First Amendment Effective Date" is defined in Part III of the First Amendment.

                  "LTACH Subsidiary" means a Subsidiary which (i) is engaged in the business of being a long term acute care hospital, (ii) either (a) has minority shareholders or other joint venturers or partners upon its formation or (b) is a wholly owned Subsidiary of the Borrower or one of the Borrower's Subsidiaries upon its formation, so long as within twelve (12) months of such Subsidiary having a total asset value exceeding $1,000,000, minority shareholders or other joint venturers or partners, in addition to the Borrower or one or more of the Borrower's Subsidiaries, shall own Equity Interests in such Subsidiary, and (iii) complies, together with all other such Subsidiaries, with the provisions of clause (b)(ii) of the definition of "Non-Obligor" contained in this Section 1.01."

         SUBPART 2.1.2. Section 1.01 of the Existing Credit Agreement is further amended by replacing each reference to "one year" contained in the definition of "Cash Equivalent Investment" with a reference in each case to "397 days".

         SUBPART 2.1.3. Section 1.01 of the Existing Credit Agreement is further amended by amending and restating the definition of "Non-Obligor" in its entirety to read as follows:

                  "Non-Obligor" means (a) (i) any Subsidiary identified as a Non-Obligor on Item 5.10(a) of the Disclosure Schedule; provided, however, that any Subsidiary identified thereon as dormant shall cease to be a Non-Obligor at such time as it ceases to be dormant, and a Subsidiary having minority shareholders or other joint venturers or partners shall cease to be a Non-Obligor at such time as it is wholly-owned by the Borrower or any of its Subsidiaries, and (ii) any Foreign Subsidiary; and (b) any Subsidiary of any Obligor created or acquired after the Effective Date that is designated as such by such Obligor by written notice to the Administrative Agent within 30 days of

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         its formation or Acquisition; provided, however, that, without duplication, (i) in the case of any Subsidiary which is not an LTACH Subsidiary, (w) such Subsidiary shall not at any time have a total asset value exceeding $1,000,000, and (x) the total Consolidated asset value of all such Subsidiaries, excluding those Non-Obligors described in clause (a) but including those Non-Obligors described in clause
         (b)(ii), shall not exceed $50,000,000 at any time, and (ii) in the case of any Subsidiary which is an LTACH Subsidiary, (y) such Subsidiary shall not at any time have a total asset value exceeding $15,000,000, it being understood and agreed that a lease by an LTACH Subsidiary of property owned by a Subsidiary that is an Obligor shall not be deemed to be an asset of such LTACH Subsidiary, and (z) the total Consolidated asset value of all such Subsidiaries, excluding those Non-Obligors described in clause (a) but including those Non-Obligors described in clause (b)(i), shall not exceed $50,000,000 at any time; provided, however, that, notwithstanding any of the foregoing to the contrary, no Subsidiary which has otherwise guaranteed any obligation of the Borrower or any other Subsidiary under any Notes Documents shall be permitted to be a Non-Obligor under this Agreement so long as such Subsidiary remains a guarantor under the terms of any such Notes Documents."

         SUBPART 2.1.4. Section 6.12 of the Existing Credit Agreement is amended by amending and restating clause (b) thereof in its entirety to read as follows:

         "(b) If any Non-Obligor or Non-Obligors, as applicable, of the type referred to in (i) clause (a)(i) of the definition of "Non-Obligor" ceases to be dormant and/or becomes a wholly owned Subsidiary, as applicable, at any time, (ii) clause(b)(i)(w) of the definition of "Non-Obligor" has a total asset value of greater than $1,000,000 at any Fiscal Quarter end, (iii) clause(b)(ii)(y) of the definition of "Non-Obligor" has a total asset value greater than $15,000,000 at any Fiscal Quarter end, or (iv) clause(b)(i)(x) or clause (b)(ii)(z) of the definition of "Non-Obligor" have a Consolidated total asset value greater than $50,000,000 in the aggregate at any Fiscal Quarter end, then, in any case, the Borrower shall notify the Administrative Agent thereof within 30 days thereof and thereafter cause such Subsidiary or Subsidiaries, as the case may be, to become a Guarantor by executing an Assumption Agreement in the form of Exhibit 1 to the Guaranty to the extent permissible under Applicable Law, it being understood in the case of clause (iv) that only such Subsidiary or Subsidiaries as selected by the Borrower as may be necessary to cause Consolidated total asset value to not exceed $50,000,000 shall be required to become Guarantors."

         SUBPART 2.1.5. Section 7.02 of the Existing Credit Agreement is amended by amending and restating clause (k) thereof in its entirety to read as follows:

         "(k) Indebtedness owing to the Borrower or any other Subsidiary; provided, however, that the principal amount of Indebtedness owing to the Borrower or any Subsidiary from the LTACH Subsidiaries shall not exceed $20,000,000 in the aggregate at any time."

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                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         This First Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the conditions set forth in this Part III have been satisfied.

         SUBPART 3.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this First Amendment duly executed and delivered on behalf of the Borrower and the Required Lenders.

         SUBPART 3.2. Affirmation and Consent. The Administrative Agent shall have received counterparts of an Affirmation and Consent, dated as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by each of the Obligors other than the Borrower.

         SUBPART 3.3. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender and Mayer, Brown, Rowe & Maw LLP, counsel to the Administrative Agent, all fees, costs and expenses due and payable pursuant to Sections 2.09 and 10.04 of the Credit Agreement, if then invoiced.

         SUBPART 3.4. Legal Details, etc. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this First Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

                                    PART IV
                            MISCELLANEOUS PROVISIONS

         SUBPART 4.1. Cross-References. References in this First Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this First Amendment.

         SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This First Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

         SUBPART 4.3. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 4.4. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended

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herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of any Loan Document referred to therein or herein or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under any of the Loan Documents.

         SUBPART 4.5. Governing Law. THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         SUBPART 4.6. Execution in Counterparts. This First Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement. The parties hereto agree that delivery of an executed counterpart of a signature page to this First Amendment by facsimile shall be effective as delivery of an original executed counterpart of this First Amendment.

         SUBPART 4.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this First Amendment, the Borrower hereby represents and warrants to the Lenders, on the First Amendment Effective Date, after giving effect to this First Amendment, all statements set forth in Sections 4.02(a) and (b) of the Existing Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

                           [Signature Pages to Follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                            MANOR CARE, INC.

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-1

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                                         BANK OF AMERICA, N.A., as a Lender

                                         By:_________________________________
                                            Title:

                                         ACKNOWLEDGED BY:
                                         BANK OF AMERICA, N.A.,
                                         in its capacity as Administrative Agent

                                         By:____________________________________
                                            Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-2
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                                            JPMORGAN CHASE BANK, as a Lender

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-3
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                                            THE BANK OF NEW YORK, as a Lender

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-4
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                                            SUNTRUST BANK, as a Lender

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-5
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                                            UBS AG, CAYMAN ISLANDS BRANCH, as a
                                            Lender

                                            By:_________________________________
                                               Title:

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-6
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                                            MERRILL LYNCH BANK USA, as a Lender

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-7
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                                            THE HUNTINGTON NATIONAL BANK, as a
                                            Lender

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-8
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                                            NATIONAL CITY BANK, as a Lender

                                            By:_________________________________
                                               Title:

        SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF FEBRUARY 11, 2004,
               TO THE CREDIT AGREEMENT, DATED AS OF APRIL 21, 2003
                              FOR MANOR CARE, INC.

                                      S-9